Exhibit 5.1

16 October 2026	Our Ref: MC/CB/T7150-204886

Tang Capital Acquisition Corp. c/o Walkers Corporate Limited 190 Elgin Avenue George Town Grand Cayman KY1-9008 Cayman Islands

Dear Addressees

We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in connection with the registration of an underwritten initial public offering by Tang Capital Acquisition Corp. (the "Company"), of 3,000,000 ordinary shares in the capital of the Company, par value US$0.0001 (each, an "Ordinary Share" and together, the "Ordinary Shares"), under the United States Securities Act of 1933, as amended (the "Securities Act"), and pursuant to the terms of the Registration Statement (as defined in Schedule 1).

For the purposes of giving this opinion, we have examined and relied solely upon the originals or copies of the documents listed in Schedule 1.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.

Based upon the foregoing examinations and the assumptions and qualifications set out below and having regard to legal considerations which we consider relevant, and under the laws of the Cayman Islands, as at the date hereof, we give the following opinions in relation to the matters set out below.

1.
The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and in good standing with the Registrar of Companies in the Cayman Islands (the "Registrar").
2.
The Ordinary Shares to be issued as contemplated by the Registration Statement will have been duly authorised by all necessary corporate action of the Company, and upon the issue of the Ordinary Shares (by the entry of the name of the registered owner thereof in the Register of Members of the Company confirming that such Ordinary Shares have been issued and credited as fully paid), delivery and payment therefor by the purchaser in accordance with the Memorandum and Articles (as defined in Schedule 1) and in the manner contemplated by the Registration Statement and the Underwriting Agreement (as defined in Schedule 1), the Ordinary Shares will be validly issued, fully paid and non-assessable (meaning that no additional sums may be levied in respect of such Ordinary Shares on the holder thereof by the Company).

The foregoing opinions are given based on the following assumptions.

1.
The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Documents and Resolutions (each as defined in Schedule 1) are, or will be, genuine and are, or will be, those of a person or persons stated therein. All documents purporting to be sealed have been, or will be, so sealed. All copies are complete and conform to their originals. The Documents when executed will conform in every material respect to

Walkers	Page 2

the latest drafts of the same produced to us prior to the date hereof and, where provided in successive drafts, have been marked up to indicate all changes to such Documents.
2.
The Memorandum and Articles will be the memorandum and articles of association of the Company in effect at the time of the issue of the Ordinary Shares.
3.
We have relied upon the statements and representations of directors, officers and other representatives of the Company as to factual matters.
4.
The Company will receive consideration in money or money's worth for each Ordinary Share offered by the Company when issued at the agreed issue price as per the terms of the Registration Statement, such price in any event not being less than the stated par or nominal value of each Ordinary Share.
5.
Each of the Agreements will be duly authorised (other than by the Company with regard to the laws of the Cayman Islands), executed and delivered by or on behalf of all relevant parties prior to the issue and sale of the Ordinary Shares and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).
6.
The choice of New York law as the governing law of the Agreements has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York as a matter of New York law and all other relevant laws (other than the laws of the Cayman Islands).
7.
The power, authority and legal right of all parties under all relevant laws and regulations (other than the Company under the laws of the Cayman Islands) to enter into, execute and perform their respective obligations under the Agreements.
8.
All preconditions to the obligations of the parties to the Underwriting Agreement and the Trust Agreement (as defined in Schedule 1) will be satisfied or duly waived prior to the issue and sale of the Ordinary Shares and there will be no breach of the terms of the Underwriting Agreement or the Trust Agreement.
9.
There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out herein.

The opinions expressed above are subject to the following qualifications:

1.
Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Act (as amended) of the Cayman Islands (the "Companies Act") on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person, other than persons entitled to rely upon it pursuant to the provisions of the Securities Act, without our prior written consent.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Walkers	Page 3

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm, as Cayman Islands counsel to the Company, in the Registration Statement.

Yours faithfully

/s/ Walkers (CAYMAN) llp

Walkers	Page 4

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.
The Certificate of Incorporation dated 30 July 2026, Register of Directors and Register of Officers, in each case, of the Company, copies of which have been provided to us by its registered office in the Cayman Islands, and a draft of the Amended and Restated Memorandum and Articles of Association of the Company, filed as Exhibit 3.2 to the Registration Statement, to be in effect prior to the issue of the Ordinary Shares (the "Memorandum and Articles").
2.
The Cayman Online Registry Information System (CORIS), the Cayman Islands' General Registry's online database, searched on 16 October 2026.
3.
The Register of Writs and other Originating Process of the Grand Court of the Cayman Islands kept at the Clerk of Court's Office, George Town, Grand Cayman, examined at 9.00 am on 16 October 2026.
4.
A copy of a Certificate of Good Standing dated 16 October 2026 in respect of the Company issued by the Registrar (the "Certificate of Good Standing").
5.
A copy of executed written resolutions of the directors of the Company approving various matters, including the issuance and sale of the Ordinary Shares dated 6 October 2026 and 16 October 2026 (the "Resolutions").
6.
Copies of the following documents (the "Documents"):
(a)
the Registration Statement on Form S-1 filed by the Company on 6 October 2026 with the United States Securities and Exchange Commission (Registration No. 333-299334) registering the Ordinary Shares under the Securities Act (as amended through the date hereof, the "Registration Statement");
(b)
a draft of the form of the investment management trust agreement to be entered into between the Company and Continental Stock Transfer & Trust Company as trustee (the "Trust Agreement");
(c)
a draft form of the director option agreement to be entered into between the Company and each of the directors not affiliated with Tang Capital Management, LLC (the “Director Option Agreement”);
(d)
a draft specimen ordinary share certificate;
(e)
a draft of the form of the underwriting agreement to be entered into between the Company and the underwriters listed therein (the "Underwriting Agreement" and, together with the Trust Agreement and Director Option Agreement, the “Agreements”).